Ministry of Consumer and Business Services Ontario
Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

1138755

DECEMBER 3 0 DÉCEMBRE, 2002

AMALGAMATION NUMBER
1555406

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 8 Business Corporations Act

Formule 8 Loi sur les sociétés par actions

ARTICLES OF ARRANGEMENT
STATUS D'ARRANGEMENT

1. The name of the corporation is: / Dénomination sociale de la société

ROMARCO MINERALS INC.

2. The new name of the corporation (if changed by the arrangement:) / Nouvelle dénomination sociale de la société si elle est modifiée par suite de l'arrangement:

N/A

3. Date of incorporation/amalgamation: / Date de la constitution ou de la fusion.

1995/7/11
(Year, Month, Day)
(année, mois, jour)

4. The arrangement has been approved by the shareholders of the corporation in accordance with section 182 of the *Business Corporations Act.* / Les actionnaires de la société ont approuvé l'arrangement conformément à l'article 182 de la Loi sur les sociétés par actions

5. A copy of the arrangement is attached to these articles as Exhibit "A" / Une copie de l'arrangement constitue l'annexe "A".

6. The arrangement was approved by the court on / La cour a approuvé l'arrangement le

2002/11/27
(Year, Month, Day)
(année, mois, jour)

and a certified copy of the Order of the court is attached to these articles as Exhibit "B" / une copie certifiée conforme de l'ordonnance de la cour constitue l'annexe "B".

7. The terms and conditions to which the scheme is made subject by the Order have been complied with. / Les conditions que l'ordonnance impose au projet d'arrangement ont été respectées.

These articles are signed in duplicate. / Les présents statuts sont signés en double exemplaire.

ROMARCO MINERALS INC.
(Name of Corporation)
(Dénomination sociale de la société)

By/Par: (Signature) (Signature) Gary Nobrega

Chief Financial Officer
(Description of Office)
(Fonction)

Commercial List Court No. 02-CL-4721

ONTARIO
SUPERIOR COURT OF JUSTICE
COMMERCIAL LIST

THE HONOURABLE	)	WEDNESDAY, THE 27TH
	)	
JUSTICE GROUND	)	DAY OF NOVEMBER, 2002

ON BEHALF OF:

ROMARCO MINERALS INC.

Applicant

IN THE MATTER OF Section 182 of the *ONTARIO BUSINESS CORPORATIONS ACT*, being Chapter B.16 of The Revised Statutes of Ontario 1990, as amended

AND IN THE MATTER OF a Proposed Arrangement involving Romarco Minerals Inc. and its shareholders and Romin Resources Inc.

JUDGMENT

THIS APPLICATION was heard this day at 393 University Avenue, Toronto, Ontario, in presence of counsel for the applicant, no one appearing on behalf of any other person, although proper notice of the application was given in accordance with the Interlocutory Order of this court in these proceedings dated October 18, 2002, as appears from the affidavit of Gary Nobrega sworn the 22nd day of November, 2002,

ON READING the notice of application and the evidence filed by the applicant, and on hearing the submissions of counsel for the applicant,

1. **THIS COURT ORDERS** that the Plan of Arrangement proposed by the applicant under section 182 of the *Ontario Business Corporations Act*, R.S.O. 1990, c. B.16, as adopted by the shareholders of the applicant, in the form attached hereto as Schedule "A", be and is hereby finally approved.

Registrar

ENTERED AT / INSCRIT À TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO.:

NOV 2 7 2002

PER / PAR:

THIS IS TO CERTIFY THAT THIS DOCUMENT, EACH PAGE OF WHICH IS STAMPED WITH THE SEAL OF THE ONTARIO COURT (GENERAL DIVISION) AT TORONTO, IS A TRUE COPY OF THE DOCUMENT ON FILE IN THIS OFFICE

LA PRÉSENTE ATTESTE QUE CE DOCUMENT, DONT CHACUNE DES PAGES EST REVÊTUE DU SCEAU DE LA COUR DE L'ONTARIO (DIVISION GÉNÉRALE) À TORONTO, EST UNE COPIE CONFORME DU DOCUMENT CONSERVÉ DANS CE BUREAU

DATED AT TORONTO THIS 28 DAY OF November 2002
FAIT À TORONTO LE JOUR DE

LOCAL REGISTRAR GREFFIER LOCAL